Powered by MainStreet Bank Member FDIC TM October 25, 2021 1

This presentation contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.  There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of developments related to the novel coronavirus (COVID-19), economic conditions, competition, inflation and market rates of interest, client relationships and changes in our organization. Factors that could cause actual results to differ materially are described in our Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents subsequently filed will the Securities and Exchange Commission, available at sec.gov and mstreetbank.com.  We caution readers that the list of factors is not exclusive. The forward-looking statements are made as of the date of this presentation, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance.  Unless otherwise indicated or the context otherwise requires, all references in this presentation to “we,” “our,” and “us,” refer to MainStreet Bancshares, Inc., and MainStreet Bank. Our Banking as a Service (BaaS) program is currently in development. Once completed, we believe that the BaaS program will provide an important source of low-cost deposits and fee income for the Bank. We also have consulted with the Bank’s regulators to provide information and to review potential compliance issues.  We have current expectations that BaaS will perform as designed. However, there can be no assurance that this product and the related services will be successfully developed or meet customers’ requirements, or that the Bank’s regulators will not raise supervisory objections to aspects of the program.  2

What defines a Fintech For us, Fintech companies provide a laser-focused App-driven customer experience that includes the offering of bank products and services – frequently in connection with broader non-banking services In 2020, the global investment in fintech firms was $34 billion. In the U.S. alone, there are more than 10,000 fintech firms of one type or another. Source: Aite Novarica Group 2021 3

What is ™ Built upon our solid foundation of experience in providing BaaS 4

The Intersection of Banking and Fintech Fintechs are disrupting and enabling the banking industry by designing financial products and services that are laser-focused on user experience Fintechs need a banking relationship which can be achieved through direct or indirect affiliation with a bank Banks with Fintech customers remain wholly accountable for compliance with regulatory expectations 5

Partnering with Fintechs will provide access to untapped markets, and become a fresh source for growth in low-cost deposits and fee income MainStreet has been providing Banking as a Service solutions to Fintech partners for more than 6 years Of the 4,902 community banks in the USA, few are considered technology savvy and less than 1% have engaged in or articulated a BaaS strategy What is the Opportunity 6

While there is no simple metric that can quantify the opportunity for Fintechs. A good bogey is the amount and volume of noncash payments The dollar amount of noncash payments processed in the United States exceeded $97 trillion in 2018 The volume of noncash payments exceeded 174 billion transactions in 2018 Quantifying the Opportunity 2019 Federal Reserve Payment Study 7

Chime Dave Kabbage SMART Payment Plan Examples of Fintechs Partners with banks } - Developed by a bank to attract younger consumers - Partners with MainStreet Bank / Avenu 8

MainStreet Bank has been an important strategic partner and BaaS provider for SMART Payment Plan since 2015.   The team has been great to work with in providing and developing banking services that support and help grow our business. ” ” Smart Payment Plan 9

Banking as a Service Deposits checking savings time Payments electronic ACH debit card virtual debit check bill payment credit card Networks ATM ACH Fed wire Card rails RTP Swift Auto Reconcile API’s Integrated Compliance BSA / AML Cyber Security Tokenization Complaint management Dashboard & Reporting FDIC Insurance Subledger Customer Identity CIP / KYC automation Payment Gateway 10

Challenges we’ve seen over our 6+ years of providing BaaS Fintech may lack proper knowledge of banking regulations Fintech has an excellent idea but may have insufficient resources to build a subledger with integrated compliance technology Fintech may not be able to routinely balance its subledger Fintech’s marketing efforts may fall short of regulatory expectations Fintech may have had a bad experience with a bank 11

Lessons we’ve Learned over our 6+ years of providing BaaS We need clear sightlines into: 12

How Works 30 – 60 days standard timeline to full integration ™ 13

To Become a Fintech Partner Pass our Development, Testing, Acceptance and Production process Code review Cybersecurity controls Transactional A/B testing Complete our Certified Compliance Program Our compliance training is fully integrated to our policy templates and provides the front-to-back training our Fintech partners need to succeed Pass our Risk Assessment Process Risk review Financial review Business Plan review 14

Why for Fintechs ™ 15

Why for MainStreet Source of low-cost deposits Source of fee income Taps new markets Enhances shareholder value ™ 16

Implementation Roadmap Building the future of Banking as Service (BaaS) Beta testing Begin Deployment Full Deployment ™ 17

Beta Client Laura MacMahon Co-Founder “ “ 18 ™

We believe our approach to providing a proprietary Banking as a Service solution is unique Our transformational subledger combined with our high-touch compliance training goes beyond industry standards to ensure that our Fintech partners will prosper Our solution is designed to set the standard for industry best practice ™ 19

MainStreet Bancshares, Inc. ™